UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2006

ETERNAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 West Littleton Blvd., Suite 300 Littleton, Colorado 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 385-1230

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.

Eternal Energy Corp., a Nevada corporation (the “Company”), previously announced that it sold to accredited investors pursuant to subscription agreements an aggregate of 12,684,000 units (each, a “Unit,” and collectively, the “Units”) consisting of shares its common stock and warrants to purchase its common stock in three closings of a private placement offering (the “Private Placement”), which occurred from March to May 2006. The transaction agreements relating to the Private Placement and the Private Placement transactions were disclosed in the Company’s Current Report on Form 8-K filed on March 8, 2006, the Company’s Current Report on Form 8-K/A filed on March 29, 2006, and the Company’s Current Report on Form 8-K/A filed on May 12, 2006. This Current Report on Form 8-K/A amends and updates the disclosures provided in the previous filings.

The Company has now completed the fourth and final closing of the Private Placement, which occurred on May 31, 2006. In addition to the 3,210,000 Units sold in the first closing, which occurred on March 2, 2006, the 8,666,000 Units sold in the second closing, which occurred on March 29, 2006, and the 808,000 Units sold in the third closing, which occurred on May 8, 2006, the Company sold 440,000 Units in the fourth closing for an aggregate purchase price of $220,000. Collectively with all four closings, the Company has sold an aggregate of 13,124,000 Units for an aggregate purchase price of $6,562,000 in the Private Placement. As previously disclosed, each Unit consists of one share of common stock and warrant to purchase one share of common stock. The purchase price was $0.50 per Unit and the warrants have an exercise period of two years and an exercise price of $1.00 per share. The Company has agreed to (i) file within 120 days after the closing of the Private Placement a registration statement to cover the resale of the shares of common stock, the warrants, and the shares underlying the warrants and (ii) use commercially reasonable efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission (the “SEC”) as soon as possible thereafter but no later than 180 days following the closing. If a registration statement is not filed with the SEC within that time period or declared effective by the SEC on or prior to the effectiveness deadline, the Company will pay to each investor an amount equal to 1.0% of the aggregate amount invested by the investor for each 30-day period for which no registration statement is filed or effective, as applicable. The Company will provide to all investors in the Private Placement the same registration rights to which the investors in the second closing are entitled, including the obligation to cause the registration statement to become effective within 180 days of the closing and the related agreement to pay additional amounts if effectiveness is delayed beyond that time period.

The securities sold by the Company in the Private Placement were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S promulgated thereunder and pursuant to the exemption provided by Section 4(2) of the Securities Act for issuances not involving a public offering.

The form of the Registration Rights Agreement was previously filed as Exhibit 10.1 to the Form 8-K filed on March 29, 2006 and is incorporated herein by reference. The form of Subscription Agreement and the form of Common Stock Purchase Warrant were previously filed as exhibits to the Form 8-K filed on March 8, 2006 and are incorporated herein by reference. The press release attached as Exhibit 99.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

99.1	Press Release dated June 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERNAL ENERGY CORP.

Date: June 1, 2006	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer

Exhibit Index

Exhibit	Description of Exhibit

99.1	Press Release dated June 1, 2006.